     As filed with the Securities and Exchange Commission on October 2, 1998
                                                      Registration No. 333-14417
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                                       ON

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            CENTURY BANCSHARES, INC.

               DELAWARE                                    52-1489098
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)

   1275 PENNSYLVANIA AVENUE, N.W.                   JOSEPH S. BRACEWELL
       WASHINGTON, D.C. 20004                 1275 PENNSYLVANIA AVENUE, N.W.
            (202) 496-4000                       WASHINGTON, D.C.   20004
  (Address, including zip code, and                   (202) 496-4000
telephone number, including area code, of    (Name, address, including zip code,
Registrant's principal executive offices)      and telephone number, including
                                               area code, of agent for service)

                             ----------------------


                                    Copy to:
                                JOHN R. BRANTLEY
                          BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781

                             ----------------------


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


Subject to Completion
October 2, 1998

                            CENTURY BANCSHARES, INC.
                         169,072 Shares of Common Stock
           Issuable Upon Exercise of Warrants to Purchase Common Stock

      The 169,072 shares of Common Stock, $1.00 par value per share (the "Common Stock"), of Century Bancshares, Inc., a Delaware corporation (the "Company"), offered hereby (the "Offering") are issuable from time to time after November 14, 1996, upon exercise of certain warrants (the "Warrants") to purchase shares of Common Stock issued on November 14, 1995 by the Company. The shares offered hereby include 143,321 shares of Common Stock initially issuable upon exercise of the Warrants; an additional 25,751 shares of Common Stock issuable upon exercise of the Warrants as a result of the payment by the Company of a 7% stock dividend in 1996, a 5% stock dividend in 1997 and a 5% stock dividend in 1998; and such additional shares of Common Stock as may become issuable as a result of future stock splits, stock dividends, share reclassifications, mergers or consolidations and certain other capital readjustments and events. THE WARRANTS EXPIRE IF NOT EXERCISED PRIOR TO 5:00 P.M. EASTERN TIME ON NOVEMBER 16, 1998.

      The Common Stock is listed for quotation on the Nasdaq SmallCap Market under the symbol "CTRY." As of the date of this Prospectus, there were 143,321 Warrants outstanding. Each Warrant entitles the holder to purchase
1.179675 shares of Common Stock at a price of $4.875 per share.

      SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH ANY INVESTMENT IN THE COMMON STOCK.

      THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER FEDERAL OR STATE AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
             SION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



================================================================================================================
                                        Price to               Underwriting Discounts            Proceeds to the
                                      Warrantholder              and Commissions (1)               Company (2)
----------------------------------------------------------------------------------------------------------------
Per Share (3)................            $4.875                         None                         $4.875
----------------------------------------------------------------------------------------------------------------
Total........................          $824,226                         None                       $824,226
================================================================================================================

     (1) No commissions or brokerage fees will be paid by the Company in connection with the exercise of the Warrants.

     (2) Before deducting expenses of this offering, which were approximately $121,000.

     (3)  Each Warrant is exercisable for 1.179675 shares of Common Stock.




                 The date of this Prospectus is October _, 1998.

                                TABLE OF CONTENTS

Available Information.................................................................. 3
Incorporation of Certain Documents By Reference........................................ 3
Prospectus Summary..................................................................... 5
Risk Factors........................................................................... 6
Use of Proceeds........................................................................ 8
Plan of Distribution................................................................... 9
Experts................................................................................ 9
Legal Matters.......................................................................... 9


      NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices in Washington, D.C. The Company is required to file its reports, proxy statements and other information with the Commission electronically. The Commission maintains a site on the World Wide Web that contains documents filed with the Commission electronically. The address of such site is http://www.sec.gov, and reports, proxy statements and other information filed by the Company may be inspected at such site.

      The Company has filed with the Commission a Registration Statement on Form S-1, as amended on Form S-3 (including all amendments, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which were omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to are summaries of the terms of such contract, agreement or other document and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, is on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the public reference facilities of the Commission or at the Commission's World Wide Web site as described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, or portions of documents, previously filed by the Company with the Commission are incorporated by reference in this Prospectus:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

      3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

      4. The Company's Current Report on Form 8-K dated October 10, 1997; and

      5. The description of the capital stock of the Company contained in the Company's Exchange Act Registration Statement on Form 8-A filed with the Commission on September 18, 1997.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

      The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information that has been incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to Corporate Secretary, Century Bancshares, Inc., 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, telephone: (202) 496-4000.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term "Company" means Century Bancshares, Inc. and its subsidiary, Century National Bank.



THE COMPANY......................... Century Bancshares, Inc., a Delaware corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, was incorporated and organized in 1985.  The Company began active operations in
                                     April 1986 with the acquisition of its  subsidiary, Century National Bank
                                     ("Bank"), a full service bank which opened for business in May 1982.  The
                                     Company's principal executive offices are located at 1275 Pennsylvania
                                     Avenue, N.W., Washington, D.C. 20004, and its telephone number at that address is (202) 496-4000.

THE OFFERING ....................... This Prospectus relates to the issuance by the Company of up to 169,072 shares of Common Stock, upon exercise of 143,321 Warrants.  Because the Company has paid several stock dividends, each Warrant currently entitles the holder to purchase 1.179675 shares of Common Stock at a price of $4.875 per share, subject to adjustment in certain circumstances.

WARRANTS............................ The Warrants were originally issued in an offering to the Company's stockholders exempt from registration under the Securities Act.  Each Warrant initially entitled the holder thereof to purchase one share of Common Stock at a price of $5.75 per share, subject to adjustment in certain circumstances.
                                     Because the Company paid a 7% stock dividend in 1996, a 5% stock dividend in 1997 and a 5% stock dividend in 1998, each Warrant currently entitles the holder to purchase 1.179675 shares of Common Stock at a price of $4.875 per share.  THE WARRANTS MAY BE EXERCISED AT ANY TIME AFTER NOVEMBER 14, 1996
                                     AND PRIOR TO 5:00 P.M. EASTERN TIME ON NOVEMBER 16, 1998.  The Warrants
                                     may be repurchased by the Company at any time on or after November 14, 1997 at a price of $.26 per Warrant on not less than 30 days written notice given by the Company.  The Company does not intend to repurchase the Warrants.

USE OF PROCEEDS..................... The estimated net proceeds of the Offering to be received by the Company, assuming all Warrants are exercised, and after deducting legal, financial, accounting, printing and distribution expenses incurred in connection with the
                                     Offering, and taking into account proceeds received on the exercise of Warrants prior to the date of this Prospectus, will be approximately $824,226.  The proceeds from the Offering will be used for general corporate purposes.  See
                                     "Use of Proceeds."

RISK FACTORS........................ The Common Stock offered hereby involves certain risks.  Holders of Warrants should consider carefully and thoroughly the information contained in this
                                     Prospectus, and in particular, the information contained under the caption "Risk
                                     Factors."

                                  RISK FACTORS

      An investment in the Common Stock offered hereby involves certain risks. The following factors, in addition to those discussed elsewhere in this Prospectus, should be considered carefully before purchasing shares of Common Stock.

EXPOSURE TO LOCAL ECONOMIC CONDITIONS

      The Company's success is dependent to a significant extent upon general economic conditions in the Washington, D.C. metropolitan area which are, in turn, dependent to a large extent on the Federal government, particularly its local employment and spending levels. In addition, the banking industry in the Washington, D.C. metropolitan area, similar to other geographic markets, is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond the Company's control. Economic recession over a prolonged period or other economic dislocation in the Washington, D.C. metropolitan area, or a substantial reduction in the level of employment or local spending by the Federal government, could cause increases in nonperforming assets, thereby causing operating losses, impairing liquidity and eroding capital. There can be no assurance that future adverse changes in the economy in the Washington, D.C. metropolitan area would not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

INTEREST RATE RISK AND NET INTEREST MARGIN

      The Company's earnings depend to a great extent on "rate differentials," which are the differences between interest income that the Company earns on loans and investments and the interest expense paid on deposits and other borrowings. These rates are highly sensitive to many factors which are beyond the Company's control, including general economic conditions and the policies of various government and regulatory authorities. From time to time, maturities of assets and liabilities are not balanced, and a rapid increase or decrease in interest rates could have an adverse effect on the net interest margin and results of operations of the Company. The nature, timing and effect of any future changes in federal monetary and fiscal policies on the Company and its results of operations are not predictable.

REGULATION AND SUPERVISION

      Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended and to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Bank, as a national banking association, is subject to regulation and supervision by the Office of the Comptroller of the Currency and, as a result of the insurance of its deposits, by the Federal Deposit Insurance Corporation. These agencies' regulations are intended primarily for the protection of depositors, rather than for the benefit of investors. These agencies' regulations, among other things, impose percentage limitations on the acquisition of shares of Common Stock without prior agency approval, require the satisfaction by the Bank and the Company of certain minimum capital standards and limit the activities which may be conducted by the Company and the Bank. In addition, other agencies regulate certain aspects of the Bank's lending activities. All of these agencies can be expected to continue to propose new regulatory and legislative actions which would affect the operations of the Company and which may alter the competitive nature of the banking business. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Company and the Bank in the future.

RESTRICTIONS ON PAYMENT OF DIVIDENDS

      The Company has not paid any cash dividends on the Common Stock to date, and it intends during the near term to retain any earnings available for dividends for the development and growth of its business. Although the Company's long-term plan calls for the payment of cash dividends when circumstances permit, no assurance may be given if or when the Company will adopt a policy of paying cash dividends. Federal Reserve Board policy limits the payment of cash dividends by bank holding companies and requires that the holding company serve as a source of strength to its banking subsidiaries. The Company's principal source of funds to pay dividends on the shares of Common Stock will be cash dividends that the Company receives from the Bank. The payment of dividends by the Bank to the Company is subject to certain restrictions imposed by federal banking laws, regulations and authorities.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS IN THE CHARTER, BYLAWS AND DELAWARE LAW

      The Company's Certificate of Incorporation, as amended, and Bylaws contain certain provisions which may delay, discourage or prevent an attempted acquisition or change of control of the Company. These provisions, among other things, impose certain procedural requirements on stockholders of the Company who wish to make nominations for elections of directors or propose other actions at stockholder meetings, authorize the Board of Directors to fix the rights and preferences of the shares of series of preferred stock without stockholder approval, prohibit stockholder action by written consent and limit the ability of stockholders to call special meetings of stockholders. In addition, certain provisions of the Delaware General Corporation Law prohibit a Delaware corporation from engaging in a broad range of business combinations with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, subject to certain exceptions.

MANAGEMENT'S OWNERSHIP INTEREST

      The executive officers and directors of the Company own beneficially approximately 30% of such class outstanding, including shares issuable upon the exercise of options and Warrants held by such executive officers and directors. Accordingly, these executive officers and directors will be able to influence, to a significant extent, the outcome of all matters required to be submitted to the Company's stockholders for approval, including decisions relating to the election of directors of the Company and other significant corporate transactions.

COMPETITION

      The Bank is subject to vigorous competition in all aspects and areas of its business from banks and other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. The Bank competes in its market area with a number of much larger financial institutions with greater resources, lending limits, larger branch systems and a wider array of commercial banking services. The Company believes the Bank has been able to compete effectively with other financial institutions by emphasizing customer service, establishing long-term customer relationships, building customer loyalty and providing products and services designed to address the specific needs of its customers. No assurance may be given, however, that the Bank will continue to be able to compete effectively with other financial institutions in the future.

DEPENDENCE ON KEY EMPLOYEES

      To a large extent, the Company is dependent upon the experience and abilities of certain key employees, including the services of Mr. Joseph S. Bracewell, its President. Should the services of these employees become unavailable for any reason, the business of the Company could be adversely affected. The Company and Mr. Bracewell are parties to an Employment Agreement providing for his continued employment by the Company through August 1999.

FORWARD LOOKING STATEMENTS

      This Prospectus includes or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are based on the beliefs of, as well as assumptions made by and information available to, the Company's management at the time such statements are or were made. All statements other than statements of historical facts included or incorporated by reference in this Prospectus, regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this Prospectus or in material incorporated by reference herein the words "anticipate," "believe," "estimate," "project," "predict," "expect," "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("cautionary statements") are contained under the caption "Risk Factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, projected, predicted, expected or intended. The Company does not intend to update these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                                 USE OF PROCEEDS

      The estimated net proceeds of the Offering to be received by the Company, assuming that all Warrants are exercised, and after deducting legal, financial, accounting, printing and distribution expenses in connection with the Offering, and taking into account proceeds received on the exercise of Warrants prior to the date of this Prospectus, will be approximately $824,226. The net proceeds will be used by the Company for general corporate purposes, including but not limited to, using such proceeds as additional capital to support the Bank's growth and expansion program.

                              PLAN OF DISTRIBUTION

      The shares of Common Stock issuable upon the exercise of the Warrants are being offered by the Company through its officers and directors who will receive no commissions or other direct or indirect compensation in connection therewith. This Prospectus will be delivered to all Warrant holders of record as of the date hereof. Any supplement to this Prospectus or any prospectus contained in an amendment to the Registration Statement of which this Prospectus is a part will be provided to all Warrant holders of record on the date the same is filed with or declared effective by the Securities and Exchange Commission, as applicable.

      Each Warrant entitles the holder to purchase 1.179675 shares of Common Stock at a price of $4.875 per share through November 16, 1998 (the "Expiration Date"). Persons who wish to exercise their Warrants must deliver an executed Warrant with the Subscription Form, duly executed and accompanied by payment in check or money order payable to "Century Bancshares, Inc." (the "Warrant Agent"). All payments must be received by the Warrant Agent prior to the Expiration Date, and Warrants which are not exercised prior to the Expiration Date will expire.

      The Company may redeem the Warrants, in whole or in part, at any time after November 14, 1997 until the Expiration Date. The Company does not intend to redeem the Warrants.

                                     EXPERTS

      The consolidated statements of financial condition as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      The validity of the shares of Common Stock will be passed upon for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Mr. John R. Cope, a director and officer of the Company as well as the Bank, is a partner in the law firm of Bracewell & Patterson, L.L.P. The Company believes that Mr. Cope and other partners of Bracewell & Patterson, L.L.P. beneficially own in the aggregate approximately 1.4% of the shares of Common Stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth all expenses in connection with the shares of Common Stock being registered. All amounts shown below are estimates, except the registration fee:

      Registration fee of Securities and Exchange Commission..................  $     304
      Accountants' fees and expenses..........................................  $  30,000
      Legal fees and expenses.................................................  $  75,000
      Printing fees...........................................................  $  15,000
      Miscellaneous...........................................................  $     696
                                                                                ---------
           Total..............................................................  $ 121,000
                                                                                =========

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Delaware General Corporation Law

      Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits, such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

      Certificate of Incorporation

      Consistent with applicable law, the Company's Certificate of Incorporation limits a director's monetary liability to the Company or its stockholders for breach of fiduciary duty, except for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful dividend payments or acts from which the director derived an improper personal benefit. The Company's Certificate of Incorporation does not limit the availability of equitable remedies based on breach of fiduciary duty and does not limit a director's liability for violations of the federal securities laws. The Company believes that the foregoing provisions of its Certificate of Incorporation may assist it in attracting and retaining qualified individuals to serve on its Board of Directors.

      Indemnification Agreements

      The Company has entered into indemnification agreements with its officers and directors. The indemnification agreements require the Company to indemnify each of such persons to the full extent permitted by Delaware law and provide for the advancement of expenses to them on receipt of an undertaking to repay any advances to which such persons are later determined not to be entitled.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


      4.1           Form of Warrant.

      4.2           Form of Common Stock certificate.

      5 Opinion and Consent of Bracewell & Patterson, L.L.P., as to the validity of the Common Stock registered hereunder.

      23.1* Consent of KPMG Peat Marwick LLP, independent auditors of the Company.

      23.2 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

      24            Powers of Attorney.
---------------
*Filed herewith. All other exhibits previously filed.

ITEM 17.   UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      Provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on the 2d day of October, 1998.


                                    CENTURY BANCSHARES, INC.
                                    (Registrant)

                                    By:
                                        ----------------------------------------
                                        Joseph S. Bracewell
                                        Chairman of the Board, President and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 2d day of October, 1998.

      Signature                         Title


----------------------------------      Chairman of the Board, President
Joseph S. Bracewell                     and Chief Executive Officer
                                        (Principal Financial and
                                        Accounting Officer)

   /s/ GEORGE CONTIS*                   Director
----------------------------------
George Contis

   /s/ JOHN R. COPE*                    Director and Vice President
----------------------------------
John R. Cope

   /s/ BERNARD J. CRAVATH*              Director
----------------------------------
Bernard J. Cravath

   /s/ NEAL R. GROSS*                   Director
----------------------------------
Neal R. Gross

   /s/ JOSEPH H. KOONZ, JR.*            Director
----------------------------------
Joseph H. Koonz, Jr.

   /s/ WILLIAM McKEE*                   Director
----------------------------------
William McKee

   /s/ WILLIAM C. OLDAKER*              Director and Secretary
----------------------------------
William C. Oldaker


*By:
     -----------------------------
      Joseph S. Bracewell
      Attorney-in-Fact

                                INDEX TO EXHIBITS


      4.1           Form of Warrant.

      4.2           Form of Common Stock certificate.

      5 Opinion and Consent of Bracewell & Patterson, L.L.P., as to the validity of the Common Stock Registered hereunder.

      23.1* Consent of KPMG Peat Marwick LLP, independent auditors of the Company.

      23.2 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

      24            Powers of Attorney.
--------------------
*Filed herewith.  All other exhibits previously filed.